EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the use of our report dated March 20, 2006 on the consolidated financial statements of DynEco Corporation and Subsidiary (now known as Dynamic Leisure Corporation) for the years ended December 31, 2005 and 2004 included herein on the registration statement of Dynamic Leisure Corporation (formerly known as DynEco Corporation) on Form SB-2 and to the reference to our firm under the heading "Experts" in the prospectus.



SALBERG & COMPANY, P.A.
Boca Raton, Florida
May 12, 2006